Exhibit 99.1

J. Alexander’s Corporation Reports Results for Fourth Quarter and Fiscal Year 2010

Same Store Sales Increase 7.3% in Fourth Quarter

NASHVILLE, Tenn.--(BUSINESS WIRE)--March 8, 2011--J. Alexander’s Corporation (NASDAQ: JAX) today reported operating results for the fourth quarter and year ended January 2, 2011. The 2010 fiscal year included 52 weeks compared to 53 weeks in the prior year while the fourth quarter of 2010 included 13 weeks compared to 14 weeks in the final quarter a year earlier.

A summary of the fourth quarter of 2010 compared to the fourth quarter of 2009 follows:

  Net sales decreased 0.5% to $38,793,000 from $38,996,000 because of the additional week in the 2009 quarter. Net sales for the quarter increased by $2,398,000, or 6.6%, when compared to the comparable 13 weeks ended January 3, 2010.
  Average weekly same store sales per restaurant increased by 7.3% on a quarter-to-quarter basis, and by 6.6% when compared to the comparable 13 weeks ended January 3, 2010.
  Income before income taxes was $732,000. This compares to a loss before income taxes of $4,644,000 in the 2009 quarter which included non-cash asset impairment charges of $3,889,000. The loss for the fourth quarter of 2009 before income taxes and asset impairment charges was $755,000.1
  Net income was $495,000, or $.08 per diluted share, compared to a net loss of $13,675,000, or $2.30 per share, in 2009. The net loss for 2009 included a non-cash adjustment to the Company’s beginning of the year valuation allowance for deferred tax assets which increased the income tax provision and reduced net income by $7,405,000, or $1.25 per share. The net loss for the fourth quarter of 2009 excluding the asset impairment charges and beginning of the year tax valuation allowance adjustment was $2,381,000, or $.40 per share.1
  The Company’s cash position increased to $8,602,000 at the end of 2010 compared to $5,613,000 at the end of 2009. Net debt decreased to $10,915,000 at the end of 2010 from $17,804,000 at the end of 2009.1

A summary of the 2010 fiscal year compared to the 2009 fiscal year follows:

  Net sales increased 3.3% to $149,018,000 from $144,194,000. Net sales for the year increased by $8,148,000, or 5.8%, compared to the comparable 52 weeks of the 2009 fiscal year.
  Average weekly same store sales per restaurant increased by 5.5% on a fiscal year basis, and by 5.8% when compared to the corresponding 52 weeks ended January 3, 2010.
  Income before income taxes was $444,000. The loss before income taxes excluding the asset impairment charges noted above was $4,347,000 in 2009.1
  Net income was $2,796,000 compared to a net loss of $15,338,000 in 2009, and the earnings per diluted share were $.47 compared to a loss per share of $2.45 in 2009. The net loss for 2009 included income tax expense of $7,102,000 including the effect of the tax asset valuation allowance adjustment noted above. An income tax benefit of $2,352,000 was recorded in 2010. The net loss for 2009 excluding the asset impairment charges and the beginning of the year tax valuation allowance adjustment noted above was $4,044,000, or $.65 per share.1

Commenting on the fourth quarter of fiscal 2010, Lonnie J. Stout, II, Chairman, President and CEO, said, “We were again pleased with the gains in our same store sales, which increased for the fifth consecutive period and contributed significantly to our improved financial performance. In fact,” he pointed out, “we believe our sales results for both the third and fourth quarters of fiscal 2010 were among the best in the upscale segment of the restaurant industry.” Stout noted that other indicators of a solid fourth quarter were average weekly guest visits and check average, both of which rose appreciably. He said that the strong same store sales results during the fourth quarter also led to lower total labor and related costs and other restaurant operating expenses as percentages of net sales.

J. Alexander’s Corporation posted average weekly same store sales per restaurant of $90,200 in the fourth quarter of 2010, an increase from $84,100 in the fourth quarter of 2009. The Company’s average weekly sales per restaurant for the fourth quarter of 2010 were the same as the same store average because same store sales calculations are based on restaurants open for more than 18 months and no new restaurants have opened since December of 2008.

“Our more mature group of J. Alexander’s restaurants continued to show solid progress in the most recent quarter and full year,” Stout continued. “Our newer restaurants improved in the most recent quarter as well, but continued to negatively impact our bottom line results.”

The Company’s average weekly guest counts on a same store basis increased by 1.1% in the fourth quarter of 2010 compared to the corresponding quarter of 2009. The average guest check, including alcoholic beverage sales for the quarter, was just over $26.00 and increased by approximately 5% from the prior year comparable quarter. The cumulative effect of menu price increases for the fourth quarter was approximately 3.5% compared to the fourth quarter of 2009.

The Company’s total labor and related costs for the fourth quarter of 2010 decreased to 32.9% of net sales from 34.6% of net sales in the prior year fourth quarter. Other restaurant operating expenses decreased to 21.1% of net sales from 22.6% of net sales. Depreciation and amortization of restaurant property and equipment decreased to 3.8% of net sales for the fourth quarter of 2010 from 4.5% for the fourth quarter of 2009 because asset impairment charges recorded at the end of 2009 significantly lowered the depreciable basis for the assets of two restaurants and because of the increase in same store sales.

Cost of sales for the fourth quarter of 2010 was 32.8% of net sales, up from 32.5% of net sales in the fourth quarter a year earlier.

“As in the past few quarters, commodity costs continue to be a concern,” Stout emphasized. “We have seen rising costs for beef as well as for most other categories, and we expect further increases in fiscal 2011. We did take some modest menu prices increases during 2010 and will continue to evaluate further price action in fiscal 2011.”

For the fourth quarter of 2010, J. Alexander’s Corporation’s restaurant operating margin (net sales minus total restaurant operating expenses divided by net sales) was 9.4% as compared to 5.8% in the corresponding quarter of the previous year.

Weekly average same store sales per restaurant for the 2010 fiscal year were $87,000, up from $82,500 recorded in 2009. The Company’s average weekly sales per restaurant for 2010 were $86,800, up 5.5% from $82,300 achieved in 2009.

The Company’s average weekly guest counts for 2010 increased by approximately 2.1% on a same store basis from 2009. The average guest check, including alcoholic beverage sales, increased by approximately 3% to an estimated $25.39. The effect of menu price increases for 2010 was approximately 2.0% compared to 2009.

Cost of sales for 2010 was 32.3%, up from 31.7% in 2009. Restaurant labor and related costs for 2010 decreased to 33.9% of net sales from 35.2% of net sales in the previous year while other restaurant operating expenses decreased to 22.2% of net sales in 2010 from 23.1% in 2009. For 2010, J. Alexander’s Corporation had restaurant operating margin of 7.7%, up from 5.3% in 2009.

Stout noted that the significant income tax benefit recorded in 2010 is primarily the result of additional depreciation deductions based on an asset cost segregation study performed by the Company which increased the federal net operating loss for the 2009 tax year and the net operating loss carryback available to offset taxable income in previous years.

“The economic environment in fiscal 2010 benefitted those restaurant operators such as J. Alexander’s Corporation that focused on initiatives to improve guest experiences while monitoring controllable costs,” Stout observed. “We know that we have much to do to build sales not only in our newer restaurants but in those more mature restaurants that turned in strong performances in 2010.

“As we move into fiscal 2011, we are more confident about the economic recovery in most of our markets than we were at this point a year ago. Our sales trends have remained solid despite the business disruptions from inclement weather in several of our markets. We are focused on restoring sales to levels achieved prior to the recession and believe prospects are promising for continued improvements in fiscal 2011.”

J. Alexander’s Corporation operates 33 J. Alexander’s restaurants in thirteen states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander’s is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

J. Alexander’s Corporation is headquartered in Nashville, Tennessee.

1Income (loss) before income taxes and impairment charges, net income (loss) excluding asset impairment charges and beginning of the year deferred tax asset valuation allowance adjustment, and net debt are all non-GAAP financial measures which are derived from items in the Company’s GAAP financial statements. The reconciliations of these measures to GAAP measures are presented in the financial tables which follow.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under weak economic conditions, which may continue indefinitely and which could worsen, potentially resulting in additional asset impairment charges and/or restaurant closures and charges associated therewith; fluctuations in the Company’s operating results which could affect compliance with its debt covenants and ability to borrow funds; conditions in the U.S. credit markets and the availability of bank financing on acceptable terms; changes in business or economic conditions, including rising food costs and product shortages as well as mandated increases in the minimum wage the Company is required to pay; the effect of higher gasoline prices or commodity prices, unemployment and other economic factors on consumer demand; availability of qualified employees; increased cost of utilities, insurance and other restaurant operating expenses; potential fluctuations of quarterly operating results due to seasonality and other factors; the effect of hurricanes and other weather disturbances which are beyond the control of the Company; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by the Company’s new restaurants with its existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; the potential impact of mandated food content labeling and disclosure legislation; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; the impact associated with recently passed federal health care reform legislation, including the operating costs necessary to comply with applicable health care benefit requirements; changes in accounting standards, which may affect the Company’s reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and The NASDAQ Stock Market. These as well as other factors are discussed in detail in the Company’s filings made with the Securities and Exchange Commission and other communications.

-tables to follow-

J. Alexander's Corporation and Subsidiaries Consolidated Statements of Operations (Unaudited in thousands, except per share amounts)

	Quarter Ended		Year Ended
	Jan. 2	Jan. 3	Jan. 2	Jan. 3
	2011	2010	2011	2010
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Net sales	$38,793	$38,996	$149,018	$144,194
Costs and expenses:
Cost of sales	12,736	12,668	48,068	45,743
Restaurant labor and related costs	12,763	13,484	50,489	50,738
Depreciation and amortization of restaurant property and equipment	1,460	1,755	5,948	6,716
Other operating expenses	8,203	8,832	33,022	33,379
Total restaurant operating expenses	35,162	36,739	137,527	136,576
General and administrative expenses	2,499	2,515	9,229	10,069
Asset impairment charges	─	3,889	─	3,889
Operating income (loss)	1,132	(4,147)	2,262	(6,340)
Other income (expense):
Interest expense	(420)	(516)	(1,852)	(1,958)
Other, net	20	19	34	62
Total other expense	(400)	(497)	(1,818)	(1,896)
Income (loss) before income taxes	732	(4,644)	444	(8,236)
Income tax benefit (provision)	(237)	(9,031)	2,352	(7,102)
Net income (loss)	$495	$(13,675)	$2,796	$(15,338)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.08	$(2.30)	$0.47	$(2.45)
Diluted earnings (loss) per share	$0.08	$(2.30)	$0.47	$(2.45)

Weighted average number of shares:
Basic earnings (loss) per share	5,963	5,947	5,955	6,260
Diluted earnings (loss) per share	6,024	5,947	5,998	6,260

J. Alexander's Corporation and Subsidiaries Consolidated Statements of Operations Percentages of Net Sales (Unaudited)

	Quarter Ended		Year Ended
	Jan. 2	Jan. 3	Jan. 2	Jan. 3
	2011	2010	2011	2010
Net sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	32.8	32.5	32.3	31.7
Restaurant labor and related costs	32.9	34.6	33.9	35.2
Depreciation and amortization of restaurant property and equipment	3.8	4.5	4.0	4.7
Other operating expenses	21.1	22.6	22.2	23.1
Total restaurant operating expenses	90.6	94.2	92.3	94.7
General and administrative expenses	6.4	6.4	6.2	7.0
Asset impairment charges	—	10.0	—	2.7
Operating income (loss)	2.9	(10.6)	1.5	(4.4)
Other income (expense):
Interest expense	(1.1)	(1.3)	(1.2)	(1.4)
Other, net	0.1	—	—	—
Total other expense	(1.0)	(1.3)	(1.2)	(1.3)
Income (loss) before income taxes	1.9	(11.9)	0.3	(5.7)
Income tax benefit (provision)	(0.6)	(23.2)	1.6	(4.9)
Net income (loss)	1.3%	(35.1)%	1.9%	(10.6)%

Note: Certain percentage totals do not sum due to rounding.

Average Weekly Sales Information:

Average weekly sales per restaurant	$90,200	$84,100	$86,800	$82,300
Percent change	7.3%		5.5%

Same store weekly sales per restaurant (1)	$90,200	$84,100	$87,000	$82,500
Percent change	7.3%		5.5%

(1) The Company includes restaurants in the same store sales base after they have been in operation for more than 18 months. All of the Company’s restaurants were included in the same store sales base as of the beginning of the third quarter of 2010.

J. Alexander's Corporation and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited in thousands)

	January 2	January 3
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$8,602	$5,613
Income taxes receivable	306	839
Other current assets	5,000	5,363
Total current assets	13,908	11,815

Other assets	1,684	1,601
Property and equipment, net	74,699	77,914
Deferred income taxes	152	152
Deferred Charges, net	508	659
	$90,951	$92,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$13,071	$15,194
Long-term debt and capital lease obligations	18,479	21,796
Other long-term liabilities	10,871	9,903
Stockholders’ equity	48,530	45,248
	$90,951	$92,141

J. Alexander's Corporation and Subsidiaries Reconciliation of Non-GAAP Measures to GAAP Measures

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results and financial condition.

Reconciliation of net income (loss) excluding asset impairment charges and beginning of the year deferred tax asset valuation allowance adjustment (Unaudited in thousands, except per share data)

	Quarter Ended		Year Ended
	Jan. 2	Jan. 3	Jan. 2	Jan. 3
	2011	2010	2011	2010
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Net income (loss) as reported	$495	$(13,675)	$2,796	$(15,338)
Asset impairment charges (1)	—	3,889	—	3,889
Beginning of the year deferred tax asset valuation allowance adjustment (2)	—	7,405	—	7,405
Net income (loss) excluding asset impairment charges and beginning of the year deferred tax asset valuation allowance adjustment	$495	$(2,381)	$2,796	$(4,044)

Diluted earnings (loss) per share:

Net income (loss) as reported	$.08	$(2.30)	$.47	$(2.45)
Asset impairment charges (1)	—	.65	—	.62
Beginning of the year deferred tax asset valuation allowance adjustment (2)	—	1.25	—	1.18
Diluted earnings (loss) per share excluding asset impairment charges and beginning of the year deferred tax asset valuation allowance adjustment	$.08	$(.40)	.47	$(.65)

Weighted average number of shares:
Basic earnings (loss) per share	5,963	5,947	5,955	6,260
Diluted earnings (loss) per share	6,024	5,947	5,998	6,260

(1) In the fourth quarter of 2009, the Company recorded impairment charges of $3,889 in connection with the assets of two underperforming restaurants which remain in operation.

(2) In the fourth quarter of 2009, the Company determined that a full valuation allowance was needed for its net deferred tax assets and recorded an increase in the beginning of the year tax valuation allowance of $7,405.

Reconciliation of Non-GAAP Measures to GAAP Measures

Reconciliation of income (loss) before income taxes and impairment charges (Unaudited in thousands)

	Quarter Ended		Year Ended
	Jan. 2	Jan. 3	Jan. 2	Jan. 3
	2011	2010	2011	2010
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Income (loss) before income taxes	$732	$(4,644)	$444	$(8,236)
Asset impairment charges (1)	—	3,889	—	3,889
Income (loss) before income taxes and asset impairment charges	$732	$(755)	$444	$(4,347)

(1) In the fourth quarter of 2009, the Company recorded impairment charges of $3,889 in connection with the assets of two underperforming restaurants which remain in operation.
Reconciliation of net debt (Unaudited in thousands)

			Jan. 2	Jan. 3
			2011	2010

Long-term debt and capital lease obligations			$18,479	$21,796
Current portion of long-term debt and capital lease obligations (1)			1,038	1,621
Cash and cash equivalents			(8,602)	(5,613)
Net debt			$10,915	$17,804

(1) Amounts are included in current liabilities in Condensed Consolidated Balance Sheets.

CONTACT:
J. Alexander’s Corporation
R. Gregory Lewis, 615-269-1900